EXHIBIT 99.1




  Cendant announces plans to create tracking stock for new real estate portal;
                            names Sarah Nolan as CEO

            URL To Be CompleteHome.com; Site Will Go Live in December Financial Results of Real Estate Portal Will Be Reported Separately

NEW YORK, NY, September 30, 1999 - Cendant Corporation (NYSE: CD) today announced that its board of directors has approved a plan to create a new class of common stock to track the performance of the Company's new real estate portal. Cendant reached this decision after studying various strategic alternatives to create shareholder value. Goldman Sachs acted as financial advisor to the Company. Later this year, Cendant will file a proxy with the SEC, which will contain financial details as well as more specific plans concerning the transaction. Cendant also announced that it has named its new real estate site CompleteHome.com, and appointed Sarah Nolan as chief executive officer.

The plan to create a tracking stock, subject to shareholder approval, anticipates the initial public offering of CompleteHome.com in the second quarter of 2000. Beginning in the third quarter of 1999, the Company will provide footnote disclosure of CompleteHome.com's earnings information within Cendant's financial statements.

CompleteHome.com--which is expected to go live in December of this year--will integrate and greatly enhance the online efforts of Cendant's residential real estate brands (CENTURY 21(R), COLDWELL BANKER(R) and ERA(R)) and those of its real-estate business units (Cendant Mobility and Cendant Mortgage), drawing on the success of its Rent Net online apartment guide business model. Rent Net's operations are currently being expanded as the technology fulcrum for CompleteHome.com, which is headquartered in San Francisco. Nolan, a former senior executive with American Express and most recently the CEO of two Internet companies, joined CompleteHome.com in September of this year.

Henry R. Silverman, Chairman, President and CEO of Cendant, stated: "Through CompleteHome.com, Cendant will create the real estate industry's only total online solution operated by real estate practitioners for brokers, agents and consumers. We think `CompleteHome.com' is the ideal name for this online venture, because we will aggregate in one virtual portal an unrivaled amount of services and expertise dedicated to every aspect of the residential real estate world."

Richard A. Smith,  Chairman and CEO of Cendant's Real Estate  Division,  stated:
"Over the past five years, Cendant has assembled an unmatched `value circle' of real estate companies. Through CompleteHome.com, we will now be able to further accelerate the off-line success of these companies by harnessing the full-power of the Internet. Our residential real estate licensees and their sales associates, relocation customers, mortgage operations, and our Rent Net customers will all be beneficiaries of our Internet strategy. Through lead generation, home-related resources, and a broad range of Internet services, CompleteHome.com will be an integral part of the Cendant value circle."

"Further, with Sarah Nolan at the helm as CEO - working with the proven executive team of Rent Net founders Phil Marcus and Jed Katz - we have an ideal leader who possesses both a major company management background and tested Internet start-up experience."

Sarah Nolan, Chief Executive Officer of CompleteHome.com, stated: "Cendant has a unique opportunity to create the most comprehensive real estate Internet portal. I'm tremendously excited to be a part of this project, because it truly does combine the best of all worlds: off-line market share, extensive online real estate expertise, and financial resources. No other company in the real estate or online world has the depth to accomplish this. Over the next several weeks, CompleteHome.com's enormous potential will become increasingly clear as we announce several business development and distribution deals in addition to our complete management slate."

CompleteHome.com anticipates leveraging Rent Net's success to an unprecedented degree. The Company reported that as a stand-alone operation, Rent Net logged
3.5 million unique user sessions in July of 1999 alone, generating over 300,000 leads for its property manager clients, and reducing their cost per lease to roughly $84, compared to the $300 per lease national average. According to Media Metrix, the leading online audience measuring firm, Rent Net attracted over 50% more visits than its nearest competitor in July 1999. In order to improve on this already successful platform, CompleteHome.com will draw on the capabilities and existing infrastructure of Cendant's lines of business, and focus user experience on virtually everything consumers need before, during and after their move.

Ms. Nolan added, "Through CompleteHome.com, we'll be able to offer our networks of real estate professionals vastly increased exposure at no cost - while providing the consumer with the kind of seamless, one-source, Web-based experience that has proven successful in other online ventures. Brokers and agents will benefit from a dedicated Internet presence, while consumers will be able to fulfill their real estate needs from A to Z, whether trying to find a home, buy it, get a mortgage, seek information about new neighborhoods, move or simply settle in. CompleteHome.com will offer it all."

Ms. Nolan began her career at McGraw-Hill during the 1970's, ultimately working in both sales/marketing and editorial positions. After moving on to the Irving Trust Company, earning an MBA from New York University, and then working for consulting firm Booz Allen & Hamilton, she headed up Marine Midland's then-billion-dollar Personal Trust business. From there, she moved to American Express, where she served as an Executive Vice President of that company's Travel Related Services division, in addition to being President of the AMEX Life Assurance Company. Most recently, Ms. Nolan has worked for Hambrecht & Quist LLP, for whom she served as President and CEO of OptionsLink, the Web-based manager of over $3 billion in employee stock options for which she ultimately negotiated a sale to E*Trade. Following this experience, Ms. Nolan served as Chairman of the Board and Chief Executive Officer of Narrowline, an Internet advertising exchange and research company.

Cendant Corporation is a global provider of consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchisor, Cendant is among the world's leading franchisors of hotels, rental car agencies, tax preparation services and real estate brokerage offices. The real estate division also includes Welcome Wagon/GETKO and the Company's residential real estate services Internet portal which is currently under development. As a provider of outsourcing solutions, Cendant is the world's largest vacation exchange service, a major provider of mortgage services to consumers and the global leader in employee relocation. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has more than 30,000 employees and operates in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.Cendant.com or by calling 877-4INFO-CD (877-446-3623).

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-K/A for the year ended December 31,1998, including the resolution of the pending class action litigation and the Company's ability to implement its plan to divest non-strategic assets.



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